Exhibit (5.1) - Opinion Re: Legality

                             Hecht & Steckman, P.C.
                                Attorneys at Law
                         60 East 42nd Street, Suite 5101
                             New York, NY 10165-5101
                                 (212) 490-3232
                               Fax: (212) 490-3263
                          www.securitiescounselors.com
                     Email: checht@securitiescounselors.com





Charles J. Hecht
Lawrence A. Steckman
Linda Mandel Gates
(also admitted in New Jersey)
Darren L. Ofsink


                                                               November 27, 2000

Tengtu International Corp.
206-5050 Kingsway
Burnaby, B.C., Canada V5H 4H2
Attention: Pak Kwan Cheung, Chairman and Chief Executive Officer

                  Re:      Registration Statement on Form S-1

Gentlemen:

         We have acted as counsel to Tengtu International Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of 51,100,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), issued by the Company to the selling securityholders named in the Registration Statement (those 51,100,000 shares, the "Shares"), as follows:

         (i) 43,800,000 Shares, that may be issued to Swartz Private Equity, L.L.C. ("Swartz") in accordance with the terms of an investment agreement between the Company and Swartz dated October 25, 2000 (the "Investment Agreement") (including upon exercise of warrants which may be issued to Swartz in accordance with the terms of the Investment Agreement);



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Tengtu International Corp.

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         (ii) 1,200,000 Shares issuable upon exercise of a warrant to purchase shares of the Company's common stock (the "Swartz Warrant") issued to Swartz as a commitment fee for entering into the Investment Agreement;

         (iii) 3,000,000 Shares issuable upon the conversion of the outstanding principal amount of, the Company's convertible debenture (the "Convertible Debenture") issued to Top Eagle Holdings, Ltd. ("Top Eagle");

         (iv) 1,500,000 Shares issuable upon exercise of a warrant to purchase shares of the Company's common stock (the "Top Eagle Warrant") issued to Top Eagle in connection with the Convertible Debenture;

         (v) 100,000 Shares issuable upon exercise of a warrant to purchase shares of the Company's common stock (the "Orion Warrant") issued to Orion Capital Incorporated in connection with a Loan Agreement dated November 16, 2000;

         (vi) 1,000,000 Shares owned by the following Company directors and/or officers pledged as security for the loan made under the Loan Agreement with Orion Capital Incorporated: Pak Kwan Cheung, Jing Lian, Hai Nan, Zhang Fan Qi and Xiaofeng Lin; and

         (vii) 500,000 Shares to be issued to outside consultants and service providers ("Consultant Shares").

            In connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including but not limited to the Investment Agreement, the Convertible Debenture, the Swartz Warrant, the Top Eagle Warrant, the Orion Warrant and Loan Agreement, the Registration Statement (including all exhibits thereto) and copies of resolutions of the Company's board of directors authorizing the issuance of the Shares and their registration pursuant to the Registration Statement.

         In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.



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            Based upon the foregoing, we are of the opinion that:
(1) The Shares, when issued pursuant to the Investment Agreement, Convertible Debenture, Swartz Warrant, Top Eagle Warrant, Orion Warrant, are validly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable have been complied with and (b) such Shares have been duly delivered against payment therefor, such Shares will be validly issued, fully paid and nonassessable.

(2) The 1,000,000 shares pledged under the Orion Loan Agreement, are fully paid and non-assessable.

(3) The 500,000 Consultant Shares, (a) when issued pursuant to a duly and validly authorized and executed contract and (b) when duly delivered after the provision of services in payment therefor, will be validly issued, fully paid and nonassessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction.

                                                 Very truly yours,


                                                 /s/
                                                 ----------------------
                                                 Hecht & Steckman, P.C.